AMENDMENT No. 2

to the Variable Annuity Guaranteed Death Benefit Reinsurance Agreement

Effective November 1, 1996

between

PHL Variable Insurance Company

and

Connecticut General Life Insurance Company

It is agreed by the two companies to amend the Agreement effective July 15, 1997, as follows:

1.	The attached Schedule B will be amended to include new forms and funds and will be substituted for the corresponding schedule attached to the Agreement.

2.	The following ARTICLE II - AMOUNTS AT RISK shall be substituted for the corresponding Article of this Agreement:

ARTICLE II - AMOUNTS AT RISK

A.	The reinsurance death benefit is the excess of the guaranteed minimum death benefit over the Contract Value as outlined in Schedule C attached hereto.

B.	The Contract Value represents the owner’s invested assets in the funds in Schedule B as it appears in the records of PHL Variable, on any given date, before application of any surrender charges, but after reflecting market value adjustments.

3.	The following ARTICLE V - REINSURANCE PREMIUMS shall be substituted for the corresponding Article of this Agreement:

ARTICLE V - REINSURANCE PREMIUMS

The quarterly premiums for new and existing reinsurance subject to the terms and conditions of this Agreement shall be determined by application of the rates set forth in Schedule D to the amount of reinsurance coverage provided for each annuity insured by PHL Variable, subject to the following:

PHL Variable	CIGNA Reinsurance
Edge Series/Templeton/MVAl	Amendment No. 2
Treaty Dated January 1, 1996	Effective July 15, 1997

(1)	The reinsurance premiums shall be based on the annuitant’s age at the end of each quarter. PHL Variable shall determine the annuitant’s age at the time it prepares the quarterly exposure data submission for the variable annuity guaranteed death benefit, as set forth in Schedule E, attached hereto.

(2)	The Adjusted Aggregate Contract Value is the sum of the contract values in all of PHL Variable’s variable annuities subject to this Agreement, minus contract values attributable to amounts in excess of the maximum purchase amounts listed in Schedule A and excluding Annuitants age 85 and older following the next Contract anniversary.

(3)	The amount at risk each quarter will be calculated as the reinsurance death benefit for each variable annuity contract covered under this agreement. For determining the amount at risk, the guaranteed minimum death benefit and the contract value are calculated as the average of the values at the end of the current quarter and the end of the prior quarter. The amount at risk cannot fall below zero.

(4)	These premiums are applicable to new business issued on and after November 1, 1996 and to existing business in force at November 1, 1996. The premiums are guaranteed for new business written from November 1, 1996 through December 31, 1999. These premiums will remain effective for all existing annuity contracts in force at December 31, 1999, until the termination or expiry of each underlying contract.

(a)	The premium is based on average quarterly contract values. Basis points (bps) shown below are quarterly and shall be reported on Schedule E-3.

Attained Age	Flat Rate

(b)	The following premiums for the Market Value Adjusted Guaranteed Interest Account (MVAl) are applicable to new business issued on and after July 15, 1997. These premiums will remain effective for all annuity contracts in force on and after July 15, 1997 until the termination or expiry of each underlying contract in the MVAl. The following premium applies to MVAl on and after July 15, 1997 and shall be based on quarterly aggregate contract values. Basis points (bps) shown below are quarterly and shall be reported on Schedule E-4.

Attained	Flat Rate

PHL Variable	CIGNA Reinsurance
Edge Series/Templeton/MVAl	Amendment No. 2
Treaty Dated January 1, 1996	Effective July 15, 1997

In witness whereof, this amendment is signed in duplicate on the dates indicated at the home office of each company.

PHL VARIABLE INSURANCE COMPANY		CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By		By

Date	April 27, 1998	Date	April 22, 1998

PHL Variable	CIGNA Reinsurance
Edge Series/Templeton/MVAl	Amendment No. 2
Treaty Dated January 1, 1996	Effective July 15, 1997

SCHEDULE B

Contracts and Funds Subject to this Reinsurance Agreement

Policy Number	Description	Commencing	Terminating
D601	Big Edge Choice	1/1/96

Fund Description

The Phoenix Edge Series Funds
	Money Market Series	1/1/96
	Bond Series	1/1/96	11/1/96
	Growth Series	1/1/96
	Total Return Series	1/1/96	7/15/97
	Balanced Series	1/1/96
	International Series	1/1/96
	Real Estate Securities Series	1/1/96
	Strategic Theme Series	1/1/96
	Guaranteed Interest Account	1/1/96
	Aberdeen New Asia Series	11/1/96
	Multi-Sector Series	11/1/96
	Strategic Allocation Series	7/15/97
	Research Enhanced Index Series	7/15/97
	Market Value Adjusted Guaranteed Interest Account (3 year, 5 year, 7 year and 10 year guarantees)	7/15/97

Wanger Advisors Trust Funds
	U.S. Small Cap Series	1/1/96
	International Small Cap Series	1/1/96

Templeton Variable Products Series Funds
	Templeton Stock Series	7/15/97
	Templeton International Series	7/15/97
	Templeton Developing Markets	7/15/97
	Templeton Asset Allocation Series	7/15/97

PHL Variable	CIGNA Reinsurance
Edge Series/Templeton/MVAl	Amendment No. 2
Treaty Dated January 1, 1996	Effective July 15, 1997